UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-16075	86-0449546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 5 Bryant Park, 30th Floor
New York, New York 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 8, 2015 (the “Closing Date”), Sequential Brands Group, Inc., a Delaware corporation (“Sequential” or the “Company”), announced the consummation of the transactions contemplated by the Purchase Agreement, dated as of April 1, 2015 (the “Purchase Agreement”), among Sequential, With You, Inc., a California corporation (“WYI”), Corny Dog, Inc., a California corporation (“Corny Dog” and, together with WYI, the “Sellers”), With You LLC, a Delaware limited liability company (“NewCo”), and Jessica Simpson, in her capacity as the sole stockholder of each of the Sellers. The terms of the transactions are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on April 7, 2015, which is incorporated by reference into this Current Report on Form 8-K.

In addition, on the Closing Date, in connection with the consummation of the transactions contemplated by the Purchase Agreement, Sequential entered into (i) the second amended and restated first lien credit agreement, dated as of April 8, 2015 (the “First Lien Credit Agreement”), by and among the Company, the guarantors named therein, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent thereunder, (ii) the amended and restated second lien credit agreement, dated as of April 8, 2015 (the “Second Lien Credit Agreement”), by and among the Company, the guarantors named therein, the lenders party thereto from time to time and Wilmington Trust, National Association, as administrative agent and collateral agent thereunder, and (iii) the First Amendment to Intercreditor Agreement, dated April 8, 2015 (the “First Amendment to the Intercreditor Agreement”), by and between Bank of America, N.A. and Wilmington Trust, National Association, The terms of the First Lien Credit Agreement, the Second Lien Credit Agreement and the First Amendment to the Intercreditor Agreement are more fully described in Item 2.03 of the Company’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on April 7, 2015, which is incorporated by reference into this Current Report on Form 8-K.

Item 2.01    Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information relating to the consummation of the transactions contained or incorporated elsewhere in this report is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information relating to the consummation of the transactions contained or incorporated elsewhere in this report is incorporated by reference herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2015, the Company entered into an amended and restated employment agreement (the “A&R Employment Agreement”) with Mr. Yehuda Shmidman, the Company’s Chief Executive Officer, for a term continuing through December 31, 2018, unless otherwise terminated in accordance with the terms of the A&R Employment Agreement (the “Term”).

During the Term, Mr. Shmidman will receive a base salary of not less than $600,000 per annum, subject to increases from time to time as determined by the Company’s board of directors or the compensation committee thereof (such salary, the “Base Salary”). Mr. Shmidman will also be eligible to receive an annual performance bonus of up to 150% of the Base Salary based on the attainment of certain performance targets to be agreed upon by the Company and Mr. Shmidman, subject to certain adjustments as set forth in the A&R Employment Agreement (the “Annual Bonus”). If applicable, the Annual Bonus shall be due and payable to Mr. Shmidman annually, payable in the year following the fiscal year for which the Annual Bonus was earned on the earlier of (i) the date the Company files its Annual Report on Form 10-K for the fiscal year for which the Annual Bonus was earned and (ii) April 1st of the following year. In addition, the A&R Employment Agreement provides for an equity compensation grant to Mr. Shmidman of 300,000 restricted stock units (the “RSUs”), of which 100,000 shall be time-vested, with 1/3 vesting on the last calendar day of each of 2016, 2017 and 2018, and 200,000 shall vest based on the Company’s attainment of certain performance targets, with 1/3 vesting on the last calendar day of each of 2016, 2017 and 2018, subject to certain catch-up provisions if the performance targets are not met in one year but are met in a subsequent year.

In the event Mr. Shmidman’s employment is terminated by the Company without Cause or by Mr. Shmidman for Good Reason, each as defined in the A&R Employment Agreement, Mr. Shmidman will be entitled to receive, among other things, (i) an amount equal to 2.0 times the sum of (x) the then-current Base Salary and (y) the greater of (i) the actual Annual Bonus for the year immediately preceding the year in which the date of termination occurs or (ii) 150% of the then-current Base Salary, (ii) any Annual Bonus earned but unpaid for the prior year and (iii) in the event such resignation or termination occurs following the Company’s first fiscal quarter of any year, a pro-rated Annual Bonus for the year in which Mr. Shmidman’s employment was terminated. In addition, any unvested portion of Mr. Shmidman’s Restricted Stock Award, as defined in the A&R Employment Agreement, and RSUs shall accelerate and become fully vested on the date of such termination. In addition, the A&R Employment Agreement provides that, if Mr. Shmidman is terminated after a Change in Control, as defined in the A&R Employment Agreement, or after the execution of a definitive agreement the consummation of which would constitute a Change in Control, any unvested PSUs, as defined in the A&R Employment Agreement, shall accelerate and become fully vested on the date of such termination.

Pursuant to the terms of the A&R Employment Agreement, Mr. Shmidman is also subject to customary (i) confidentiality provisions, (ii) non-competition provisions during the Term and for the Restricted Period thereafter, as defined in the A&R Employment Agreement, and (iii) non-solicitation provisions during the Term and for a period of (A) eighteen (18) months thereafter with respect to the Company’s employees and (B) twelve (12) months thereafter with respect to the Company’s customers.

Item 7.01    Regulation FD Disclosure.

On the Closing Date, Sequential issued a press release announcing the consummation of the transactions described in Item 1.01, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Sequential under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of the acquired business required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to furnish the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name: Gary Klein Title: Chief Financial Officer

Dated: April 14, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 8, 2015.